Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-285795, 333-277786, 333-270525, 333-263355, 333-257973) and Form S-3 (No. 333-259014) of N-able, Inc. of our report dated February 26, 2026 relating to the financial statements, the schedule of valuation and qualifying accounts and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Austin, Texas
February 26, 2026